SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): November 10, 1998


                            Aqua Alliance Inc.
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             (Exact Name of Registrant as Specified in Charter)

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    Delaware                     033-017921         13-3418759
(State or Other Jurisdiction    (Commission       (IRS Employer
   of Incorporation)            File Number)      Identification No.)


30 Harvard Mill Square, Wakefield, Massachusetts             01880
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (781) 246-5200


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     (Former Name or Former Address, if Changed Since Last Report)




Item 5.     Other Events

      Aqua Alliance Inc. (the "Company") (AMEX: AAI) has concluded the sale of the Flex-Kleen Corporation to Met-Pro Corporation (NYSE: MPR) pursuant to an Asset Sale Agreement, dated as of October 29, 1998, between the two parties. (The Company had earlier announced the execution of a Letter of Intent between the parties regarding the sale of Flex-Kleen Corporation.) Flex-Kleen Corporation is a leading supplier of dry particulate collectors that are used primarily in the process of manufacturing food products and pharmaceuticals. This was a cash transaction for approximately $15,000,000. Outside of this transaction there are no direct or indirect relationships between Met-Pro Corporation and the Company.

      The Company provides a comprehensive range of services and technologies for the operation, maintenance and management of water and wastewater systems; engineering, design, and construction of water and wastewater facilities; and the remediation of contaminated soil.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        AQUA ALLIANCE INC.


                        By: /s/ Alain Brunais
                            _______________________________
                            Name:  Alain Brunais
                            Title: Senior Vice President and
                                     Chief Financial Officer


Date:   November 10, 1998